Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-289540 on Form S-8 of Avidbank Holdings, Inc. of our report dated March 18, 2026 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sacramento, California

March 18, 2026